September 10, 1998


Board of Directors
O'Reilly Automotive, Inc.
233 South Patterson
Springfield, Missouri 65802

         Re:      Registration Statement on Form S-8
                  O'Reilly Automotive, Inc. Director Stock Option Plan O'Reilly Automotive, Inc. 1993 Stock Option Plan

Ladies and Gentlemen:

         We have served as counsel to O'Reilly Automotive, Inc. (the "Company") in connection with the various legal matters relating to the filing of a registration statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, relating to a total of 1,050,000 shares of common stock of the Company, par value $.01 per share (the "Shares"), that may be offered and sold through the O'Reilly Automotive, Inc. Director Stock Option Plan and the O'Reilly Automotive, Inc. 1993 Stock Option Plan (collectively, the "Plans").

         We have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Restated Certificate of Incorporation, as amended, and Bylaws, as amended, the Plans, certain resolutions adopted by the Board of Directors of the Company relating to the Plans and certificates received from state officials and from officers of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the correctness of all statements submitted to us by officers of the Company.

         Based upon the foregoing, it is our opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri.

         2. All Shares issued under the Plans, if issued in accordance with the Plans, will be validly issued and outstanding and will be fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offer and sale of the Shares pursuant to the Plans.

                                        Very truly yours,

                                        /s/ Gallop, Johnson & Neuman, L.C.

                                        GALLOP, JOHNSON & NEUMAN, L.C.